UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2015

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2015, John W. Somerhalder II gave notice of his intent to retire as chairman and chief executive officer of AGL Resources Inc. (the “Company”), effective December 31, 2015. On November 3, 2015, the Board of Directors of the Company appointed Andrew W. Evans to serve as president and chief executive officer of the Company, effective January 1, 2016. The Board of Directors also appointed James A. Rubright, currently lead director, to serve as the chairman of the Board of Directors, effective January 1, 2016.
Mr. Evans, age 49, currently serves as president and chief operating officer of the Company. Mr. Evans joined the Company in 2002 as vice president and treasurer and served in this role until 2005. He subsequently served as senior vice president and chief financial officer, and in 2006, he was appointed to serve as executive vice president and chief financial officer. Mr. Evans was appointed to serve as president and chief operating officer on May 6, 2015.
At a later date, the Compensation Committee of the Board of Directors will determine related compensatory changes, and any such changes will be reported as required. A copy of the Company’s press release announcing these leadership changes is attached to this report as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated November 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: November 9, 2015	/s/ Paul R. Shlanta
Name: Paul R. Shlanta Title: Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated November 9, 2015

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